(Savient Letterhead)

Contact:
Mary Coleman	Kelly Sullivan/Ed Trissel
Savient Pharmaceuticals, Inc.	Joele Frank, Wilkinson Brimmer Katcher
information@savient.com	ksullivan@joelefrank.com / etrissel@joelefrank.com
(732) 418-9300	(212) 355-4449

FOR IMMEDIATE RELEASE

SAVIENT ANNOUNCES APPOINTMENT OF DAVID GIONCO

AS CHIEF FINANCIAL OFFICER

EAST BRUNSWICK, N.J. – (February 12, 2009) – Savient Pharmaceuticals, Inc. (NASDAQ: SVNT) today announced the appointment of David G. Gionco to the position of Vice President, Chief Financial Officer & Treasurer. Mr. Gionco replaces Brian Hayden, who has been terminated as Savient’s Chief Financial Officer, effective immediately.

“We are pleased to announce David’s appointment. As our current Vice President of Corporate Finance and Controller, David will be able to seamlessly step in as Chief Financial Officer. Since joining Savient in 2006, David has distinguished himself as a true leader in the financial and operational areas. David’s experience and dedication makes him well-suited to lead our finance and accounting departments. I look forward to working with David in the months ahead as we continue to move through the FDA regulatory process and towards what we hope will be a successful approval of KRYSTEXXA™ (pegloticase),” said Paul Hamelin, President, Savient Pharmaceuticals.

Mr. Gionco has spent more than 18 years in the pharmaceutical industry, including the past three years with Savient where he most recently served as Vice President of Corporate Finance and Controller. Through his career, Mr. Gionco has held various audit, corporate accounting, financial planning, finance and controller roles of increasing responsibility at companies including Medco, Merck & Co., Progenics Pharmaceuticals and Odyssey Pharmaceuticals, where he served as Acting Chief Financial Officer/Director of Finance and Controller before joining Savient. In addition, Mr. Gionco has 7 years of financial auditing experience with a major public accounting firm. Mr. Gionco holds a B.S in Accounting from Fairleigh Dickinson University and an MBA from Rutgers University.

ABOUT SAVIENT PHARMACEUTICALS, INC.

Savient Pharmaceuticals is a biopharmaceutical company engaged in developing and distributing pharmaceutical products that target unmet medical needs in both niche and broader markets. The company's product development candidate, KRYSTEXXAPURVI1#153; (pegloticase) for treatment-failure gout, has reported positive Phase 1, 2 and 3 clinical data.  Patient dosing in the Phase 3 clinical studies began in June 2006; patient enrollment was completed in March 2007; and the Phase 3 clinical studies were completed in October 2007, the BLA was filed with the FDA in October 2008 and the FDA granted priority review status in December 2008. Savient has exclusively licensed worldwide rights to the technology related to KRYSTEXXA (pegloticase), formerly referred to as Puricase® from Duke University and Mountain View Pharmaceuticals, Inc. Savient's experienced management team is committed to advancing its pipeline and expanding its product portfolio by in-licensing late-stage compounds and exploring co-promotion and co-development opportunities that fit the Company's expertise in specialty pharmaceuticals and biopharmaceuticals with an initial focus in rheumatology. Savient also manufactures and supplies Oxandrin® (oxandrolone tablets, USP) CIII in the U.S. Puricase is a registered trademark of Mountain View Pharmaceuticals, Inc. Further information on Savient can be accessed by visiting: http://www.savient.com.

All statements other than statements of historical facts included in this press release are forward-looking statements that are subject to certain risks, trends and uncertainties that could cause actual results and achievements to differ materially from those expressed in such statements. These risks, trends and uncertainties are in some instances beyond our control. Words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "will" and other similar expressions help identify forward-looking statements, although not all forward-looking statements contain these identifying words. In particular, any statements regarding the FDA review process for KRYSTEXXAPURVI1#153; (pegloticase), formerly referred to as Puricase® are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties and are based on our assessment and interpretation of the currently available data and information, our Phase 3 clinical data and on current expectations, assumptions, estimates and projections about our business and the biopharmaceutical and specialty pharmaceutical industries in which we operate. Important factors that may affect our ability to achieve the matters addressed in these forward-looking statements include, but are not limited to, the delay or failure in completing development of pegloticase and developing other product candidates; our stock price and market conditions; varying interpretations of our clinical and CMC data by the FDA; delay achieving or failure to achieve FDA approval of pegloticase; inability to manufacture commercial quantities of our products; inability to gain market acceptance sufficient to justify development and commercialization costs if our products are approved for marketing; our continuing to incur substantial net losses for the foreseeable future; difficulties in obtaining financing; potential development of alternative or more effective products by competitors; reliance on third parties to manufacture, market and distribute many of our products; economic, political and other risks associated with foreign operations; risks of maintaining protection for our intellectual property; risks of an adverse determination in ongoing or future intellectual property litigation; and risks associated with stringent government regulation of the biopharmaceutical industry and other important factors set forth more fully in our reports filed with the Securities and Exchange Commission, to which investors are referred for further information. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements which speak only as of the date of publication of this press release to shareholders. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. We do not have a policy of updating or revising forward-looking statements and, except as required by law, assume no obligation to update any forward-looking statements.

SVNT-I

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